UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Press Release

On October 26, 2026, Azitra, Inc. (the “Company”) issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ATM Program

Effective October 26, 2026, the Company has decided not to utilize its at-the-market offering program (the “ATM Program”) under the sales agreement, dated September 28, 2026, between the Company and A.G.P./Alliance Global Partners for the foreseeable future and will not sell shares under the ATM Program. From September 28, 2026 through October 26, 2026, the Company sold an aggregate of 1,000 shares of common stock under the ATM Program for aggregate gross proceeds of approximately $126. The Company may resume sales under the ATM Program or pursue other financing transactions at any time in its discretion, and makes no assurance as to whether or when it will do so.

The Company determined not to utilize the ATM Program for the foreseeable future after considering, among other factors, the Company’s current capital resources, anticipated upcoming operational milestones, the recent trading price of the common stock, and the dilutive effect of equity issuances on existing stockholders.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” “foreseeable future,” and variations of these words or similar expressions. Any statements in this Current Report on Form 8-K that are not statements of historical fact may be deemed forward-looking statements. These include, without limitation, statements about the Company’s intentions regarding the ATM Program; the Company’s future financing activities and capital resources; the expected timing of the Company’s initiation, enrollment and provision of data and results for its ATR-COSF program; and the Company’s anticipated trials, clinical and preclinical programs, including ATR-COSF, and its corporate and clinical/preclinical strategies, including its cosmeceutical strategy. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the resumption of sales under the ATM Program or pursuit of other financing activities; holders of warrants may not exercise them; possible delays in the initiation and enrollment of, and the provision of data and results from the Company’s ATR-COSF human trial and data; the Company’s need for additional capital to fund its operations and clinical programs, market conditions, and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated October 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA, INC.

Dated: October 26, 2026	By:	/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer